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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) November 15, 1996
                                                          -----------------


                            CONTINUCARE CORPORATION
                            -----------------------
             (Exact name of registrant as specified in its charter)


                                     Florida
                                     -------
                 (State or other jurisdiction of incorporation)


                 0-21910                                       59-2716063
                 -------                                       ----------
              (Commission                                    (IRS Employer
              File Number)                                 Identification No.)


           Continucare Corporation
    100 Southeast Second Street, 36th Floor
               Miami, Florida                                    33131
    ---------------------------------------                      -----
(Address of principal executive office)                        (Zip Code)


       Registrant's telephone number, including area code (305) 350-7515
                                                          --------------

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        The accounting firm of Arthur Andersen LLP ("Arthur Andersen") represented Continucare Corporation (the "Company") as its independent accountants during fiscal years 1995 and 1996 and was dismissed by the Company's Board of Directors on November 15, 1996. During the Company's two most recent fiscal years and subsequent interim period, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. Arthur Andersen's reports on the financial statements of the Company for the two most recent fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The Company's Board of Directors has appointed Deloitte & Touche LLP as the Company's independent accountants for fiscal year 1997.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)&(b)    None.

        (c)        Exhibits

           16 Acknowledgment Letter from Arthur Andersen LLP regarding its dismissal as the Company's independent public accountants (to be filed by amendment).

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CONTINUCARE CORPORATION


                                                 By:  /s/ Charles M. Fernandez
                                                 -----------------------------
                                                      Charles M. Fernandez



Date:  November 20, 1996